Park City Group Reports Fourth Fiscal Quarter and Full-Year 2018 Results

Revenue Growth Accelerates to 22% in Fourth Quarter; Net Income up 44% as Momentum Builds;
Company Positioned for Continued Growth and Accelerated Earnings in Fiscal 2019

SALT LAKE CITY, UT – September 13, 2018 – Park City Group, Inc. (NASDAQ: PCYG), the parent company of ReposiTrak, Inc., a B2B e-commerce, compliance, and supply chain platform that partners with retailers, wholesalers, and their suppliers, to accelerate sales, control risk, and improve supply chain efficiencies, announced financial results for the fourth fiscal quarter and fiscal year ended June 30, 2018.

Fourth Fiscal Quarter Financial and Recent Strategic Business Highlights:

●
Revenue accelerated 22% to $6.3 million compared to $5.2 million in the same period last year
●
Net income increased 44% to $1.3 million compared to $883,000 in the same period last year
●
MarketPlace generated approximately $1 million in quarterly revenue during the fourth fiscal quarter
●
Supplier Hub compliance accelerated with 12 new Supplier Hubs signing on in the fourth quarter
●
Converged ReposiTrak platform drove record Supply Chain results in the fourth quarter and fiscal year
●
Subsequent to the end of the quarter the company signed the largest Compliance deal in its history

“This was a strong finish to a successful year due to the successful launch of MarketPlace and our converged ReposiTrak platform,” said Randall K. Fields, Chairman and Chief Executive Officer of Park City Group. “Our fourth fiscal quarter generated the highest growth of the year driven by strength in all of our businesses. MarketPlace generated approximately $1 million in revenue from a single customer, we added three new Tier-1 Compliance Hubs, initiated our Tier-2 Supplier Hub growth strategy, and had our strongest quarter of Supply Chain results ever. Also, after the quarter ended we signed the largest Compliance deal in the company’s history with a major industry player, positioning us for continued growth and accelerated earnings in fiscal 2019.”

“Our customers are increasingly facing multiple challenges that create opportunities for us to further penetrate our core market,” said Mr. Fields. “These include rising customer expectations with regards to product assortment and availability, competitive pressures from new entrants, and a growing risk profile from an increasingly complex supply chain and expanding regulations. Amazon’s entrance into the industry has created a competitor that has capabilities other players now must adopt to remain competitive, and this is leading to an industry wide reevaluation of technological capabilities. This has been very beneficial for us, as we believe we are the company most capable of addressing our customers’ needs across every aspect of the supply chain.”

“All three areas of our business are doing well. During the fourth fiscal quarter, we closed two large Supply Chain deals with retailers to drive our applications deeper into to their supplier bases and signed a deal with a large national product supplier for 14,000 retail locations,” Mr. Fields added. “These deals drove a record quarter and a record year for Supply Chain growth. With MarketPlace now scaling, we shifted our Success Team’s focus to signing suppliers as Compliance Hubs during the quarter. As a result, we experienced a dramatic increase in the rate of sign ups during our last fiscal quarter. With many thousands of suppliers in our network, and a solid pipeline of Retailer Hubs, we expect Compliance to continue to be a growth driver in fiscal 2019.”

“Retailers, particularly food retailers, are seeking new ways to better manage their supply chains and accelerate logistics,” continued Mr. Fields. “The ReposiTrak platform is the industry’s most comprehensive supply chain solution that efficiently enables retailers to source, vet, and transact with suppliers to accelerate sales, reduce risk, and improve efficiencies. The result is that new customers are reaching out to us, and longtime customers are seeking to add more of our capabilities. In fiscal 2018, we completed the third, critical component to this offering, MarketPlace, and proved its effectiveness with one of the largest retailers in the country. In fiscal 2019, we plan to leverage this success to continue growth and accelerate profitability.”

Financial Results Summary:

Fourth Fiscal Quarter Results: Total revenue increased 22% to $6.3 million for the three months ended June 30, 2018, as compared to $5.2 million during the same period a year ago. Total operating expenses were $5.0 million, a 17% increase from $4.3 million a year ago, primarily reflecting costs related to new product introductions, including MarketPlace and the expansion of ReposiTrak’s compliance capabilities to include new attributes. GAAP net income was $1.3 million, or 20% of revenue, versus $883,000 a year ago, and GAAP net income to common shareholders was $1.1 million, or $0.06 per diluted share, nearly double as compared to $677,000, or $0.03 per diluted share, a year ago.

Full-Year Fiscal 2018 Results: Total revenue increased 16% to $22.0 million for the year ended June 30, 2018, as compared to $18.9 million during the same period a year ago. Total operating expenses were $18.5 million, a 23% increase from $15.0 million in fiscal 2017, primarily reflecting costs related to new product introductions, including MarketPlace and the expansion of ReposiTrak’s compliance capabilities to include new attributes. GAAP net income was $3.4 million, or 15% of revenue, versus $3.8 million in the same period a year ago, and GAAP net income to common shareholders was $2.8 million, or $0.14 per diluted share, as compared to $3.0 million, or $0.15 per diluted share, in fiscal 2017.

Past performance is not necessarily indicative of future results, and the results of future quarters and annual periods may differ materially from those experienced by the Company in the most recent fiscal periods.

Conference Call:

The Company will host a conference call at 4:15 P.M. ET today, September 13, 2018 to discuss the Company’s results. Investors and interested parties may participate in the call by dialing 888-394-8218 or 323-701-0225 and referring to Conference ID: 4486785. The conference call is also being webcast and is available via the investor relations section of the Company’s website, www.parkcitygroup.com.

A replay of the conference call will be available from 7:15 ET today until 11:59 p.m. ET on October 13, 2018. The Replay can be accessed by calling 1-844-512-2921 (toll-free) or 1-412-317-6671 (international). Please enter pin number 4486785 to access the replay.

About Park City Group:

Park City Group, Inc. (NASDAQ: PCYG), the parent company of ReposiTrak, Inc., a compliance, supply chain, and e-commerce platform that partners with retailers, wholesalers, and their suppliers, to accelerate sales, control risk, and improve supply chain efficiencies. More information is available at www.parkcitygroup.com and www.repositrak.com.

Specific disclosure relating to Park City Group, including management’s analysis of results from operations and financial condition, are contained in the Company’s annual report on Form 10-K for the fiscal quarter ended June 30, 2018 and other reports filed with the Securities and Exchange Commission. Investors are encouraged to read and consider such disclosure and analysis contained in the Company’s Form 10-K and other reports, including the risk factors contained in the Form 10-K.

Investor Relations Contact:

Todd Mitchell, CFO
435-645-2216
investor-relations@parkcitygroup.com

Or

Hayden IR
Rob Fink / Brett Maas
646-415-8972 / 646-536-7331
PCYG@haydenir.com

Park City Group, Inc.
INCOME STATEMENT

	3 Months Ended			12 Months Ended
FY ENDS June	6/30/18	6/30/17	% Chg.	6/30/18	6/30/17	% Chg.

Total Revenues	$6,320,623	$5,188,477	22%	$22,036,278	$18,939,263	16%

Operating Expenses
Cost of Services and Product Support	(1,937,866)	(1,581,351)	23%	(6,587,486)	(5,318,042)	24%
Sales and Marketing	(1,621,591)	(1,394,097)	16%	(6,403,343)	(5,097,072)	26%
General and Administrative	(1,325,162)	(1,169,154)	13%	(4,894,746)	(4,136,996)	18%
Depreciation and Amortization	(146,039)	(149,684)	(2%)	(633,854)	(486,024)	30%
Total Operating Expenses	(5,030,658)	(4,294,286)	17%	(18,519,429)	(15,038,134)	23%

Operating Income	$1,289,965	$894,191	44%	$3,516,849	$3,901,129	(10%)

Interest Income (Expense)	9,486	(8,356)	(214%)	(2,671)	(26,408)	(90%)
Gain (loss) on disposition of Assets	-	10,380	(100%)	-	10,380	(100%)
Income Before Taxes	1,299,451	896,215	45%	3,514,178	3,885,101	(10%)

Provision for Taxes	(29,332)	(12,914)	NM	(105,395)	(107,569)	(2%)

Net Income	$1,270,119	$883,301	44%	$3,408,783	$3,777,532	(10%)

Dividends on Preferred Stock	(146,611)	(206,523)	(29%)	(573,348)	(790,811)	(27%)

Net Income to Common Shareholders	$1,123,508	$676,778	66%	$2,835,435	$2,986,721	(5%)

GAAP EPS, Basic	$0.06	$0.03	63%	$0.14	$0.15	(6%)
GAAP EPS, Diluted	$0.06	$0.03	66%	$0.14	$0.15	(5%)

Weighted Average Shares, Basic	19,789,000	19,419,000		19,581,000	19,353,000
Weighted Average Shares, Diluted	20,346,000	20,324,000		20,280,000	20,264,000

Park City Group, Inc.
RECONCILIATION OF NON-GAAP ITEMS

	3 Months Ended			12 Months Ended
FY ENDS June	6/30/18	6/30/17	% Chg.	6/30/18	6/30/17	% Chg.

Net Income	$1,270,119	$883,301	44%	$3,408,783	$3,777,532	(10%)

Adjustments:
Depreciation and Amortization	146,039	149,684	(2%)	633,854	486,024	30%
Interest Expense (Income)	(9,486)	8,356	NM	2,671	26,408	(90%)
Provision for Taxes	29,332	12,914	127%	105,395	107,569	(2%)
Other (Incl. Bad Debt Exp.)	170,000	104,620	62%	465,050	335,320	39%
Stock Compensation Expense	99,236	305,216	(67%)	588,984	1,266,805	(54%)

Adjusted EBITDA	$1,705,240	$1,464,091	16%	$5,204,737	$5,999,658	(13%)

Net Income	$1,270,119	$883,301	44%	$3,408,783	$3,777,532	(10%)

Adjustments:
Stock Compensation Expense	99,236	305,216	(67%)	588,984	1,266,805	(54%)
Acquisition Related Amortization	32,850	32,850	-	131,400	131,400	-
Gain on the Disposition of Assets	-	(10,380)	NM	-	(10,380)	NM

Adjusted non-GAAP Net Income	1,402,205	1,210,987	16%	4,129,167	5,162,357	(20%)

Preferred Dividends	(47,004)	(206,523)	(77%)	(573,348)	(790,811)	(27%)

Adjusted non-GAAP Net Income
to Common Shareholders	$1,355,201	$1,004,464	35%	$3,555,819	$4,374,546	(19%)

Adjusted Non-GAAP EPS	$0.07	$0.05	35%	$0.18	$0.22	(19%)

Weighted Average Shares, Diluted	20,346,000	20,324,000		20,280,000	20,264,000

Park City Group, Inc.
CONSOLIDATED BALANCE SHEET

	Period Ended
FY ENDS June	6/30/18	6/30/17

Assets

Current Assets:
Cash	$14,892,439	$14,054,006
Accounts Receivables, Net Allowences	7,724,635	4,009,127
Prepaid Expenses and Other Current Assets	1,116,387	643,600
Total Current Assets	$23,733,461	$18,706,733

Property and Equipment, Net	$1,896,348	$2,115,277

Other Assets:
Long-Term Receivables, Deposits, and Other	1,213,265	2,540,291
Investments	477,884	477,884
Customer Relationships	919,800	1,051,200
Goodwill	20,883,886	20,883,886
Capitalized Software Costs, Net	168,926	137,205
Total Other Assets	$23,663,761	$25,090,466

Total Assets	$49,293,570	$45,912,476

Liabilities

Current Liabilities:
Accounts Payable	$1,490,434	$565,487
Accrued Liabilities	745,694	2,084,980
Deferred Revenue	2,335,286	2,350,846
Lines of Credit	3,230,000	2,850,000
Current Portion of Notes Payable	188,478	318,616
Total Current Liabilities	$7,989,892	$8,169,929

Long-Term Liabilities:
Notes Payable, Less Current Portion	1,592,077	1,996,953
Other Long-Term Liabilities	7,275	36,743
Total Long-Term Liabilities	$1,599,352	$2,033,696

Total Liabilities	$9,589,244	$10,203,625

Shareholder Equity

Series B Preferred	$6,254	$6,254
Series B-1 Preferred	2,124	2,859
Common Stock	197,738	194,241
Additional Paid-In Capital	76,711,887	75,489,189
Accumulated Deficit	(37,213,677)	(39,983,692)

Total Shareholder Equity	$39,704,326	$35,708,851

Total Liabilities and Shareholder Equity	$49,293,570	$45,912,476

CONSOLIDATED STATEMENT OF CASH FLOWS

	12 Months Ended
FY ENDS June	6/30/18	6/30/17

Cash Flows From Operating Activities:
Net Income	$3,408,783	$3,777,532

Adj. to Reconcile Net Income to Net Cash from Operating Activities:
Depreciation and Amortization	633,854	486,024
Stock Compensation Expense	588,984	1,266,805
Bad Debt Expense	465,050	345,700
Gain on the Sale of Fixed Assets	-	(10,380)
Decrease (Increase) in Accounts Receivables	(4,180,558)	(2,335,075)
Decrease (Increase) in LT Receivables, Prepaid Expenses and Other Assets	854,239	(1,257,534)
Increase (Decrease) in Accounts Payable	924,947	(14,822)
Increase (Decrease) in Accrued Liabilities	(500,253)	355,136
Increase (Decrease) in Deferred Revenue	(15,560)	(366,248)
Net Cash From (Used In) Operating Activities	$2,179,486	$2,257,138

Cash Flows From Investing Activities:
Cash from Sale of Property and Equipment	-	13,000
Purchase of Property and Equipment	(204,005)	(1,957,402)
Capitalization of Software Costs	(111,241)	-
Purchase of Long-Term Investments	-	(6,300)
Net Cash From (Used In) Investing Activities	$(315,246)	$(1,950,702)

Cash Flows From Financing Activities:
Proceeds from Employee Stock Plans	244,417	223,465
Proceeds from Exercise of Options and Warrants	666,903	156,176
Proceeds from Issuance of Notes Payable	56,078	1,824,617
Net Increase in Line of Credit	380,000	350,000
Preferred Stock Redemption	(999,990)	-
Dividends Paid	(782,123)	(10,576)
Payments on Notes Payable and Capital Leases	(591,092)	(239,500)
Net Cash From (Used In) Financing Activities	$(1,025,807)	$2,304,182

Net Increase (Decrease) in Cash	$838,433	$2,610,619

Cash at Beginning of Period	14,054,006	11,443,388

Cash at End of Period	$14,892,439	$14,054,006

Non-GAAP Financial Measures

While this press release does not include non-GAAP financial measures, the financial presentation below contains certain financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission, including non-GAAP EBITDA and non-GAAP earnings per share. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures to the nearest comparable GAAP measures will be provided upon the completion of the Company’s annual audit.

Non-GAAP EBITDA excludes items such as impairment charges, allowance for doubtful accounts, non-cash stock-based compensation and other one-time cash and non-cash charges. Non-GAAP EPS excludes items such as non-cash stock-based compensation, amortization of acquired intangible assets and other one-time cash and non-cash charges. The Company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses or net purchases of property and equipment, as the case may be, which may not be indicative of its core operation results and business outlook. Because Park City Group has historically reported certain non-GAAP results to investors, the Company believes that the inclusion of non-GAAP measures in the financial presentation below allows investors to compare the Company’s financial results with the Company’s historical financial results reported using non-GAAP financial measures, as well as with the financial results reported by others.

Forward-Looking Statement

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “predict,” “if”, “should” and “will” and similar expressions as they relate to Park City Group, Inc. (“Park City Group”) are intended to identify such forward-looking statements. Park City Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see “Risk Factors” in Park City’s annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.